+ The Sample Company Online Go to www.envisionreports.com/INTL or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 11:59pm, Eastern Time, on February 25, 2020. Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the INTL FCSTONE INC. Shareholder Meeting to be Held on February 26, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at www.envisionreports.com/INTL www.envisionreports.com/INTL Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/INTL. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before February 14, 2020 to facilitate timely delivery. 2NOT + 0369CC

Shareholder Meeting Notice The 2020 Annual Meeting of Shareholders of INTL FCStone Inc. will be held at Omni Orlando Resort at ChampionsGate, 1500 Masters Boulevard, Championsgate, Florida 33896, on February 26, 2020 at 10:00 a.m. (Eastern Time). Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3. The Proposals are: 1. To elect eight directors; 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year; 3. To approve the advisory (non-binding) resolution relating to executive compensation. The Board of Directors has fixed the close of business on January 8, 2020 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. The following materials are available for you to review online: • the Company's 2020 Proxy Statement (including all attachments thereto); • the Company's Annual Report for the year ended September 30, 2019 (which is not deemed to be part of the official proxy soliciting materials); and • any amendments to the foregoing materials that are required to be furnished to shareholders. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/INTL. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials INTL FCSTONE INC.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by February 14, 2020.